UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52049	06-159540
(Commission File No.)	(IRS Employer Identification No.)

200 Crossing Boulevard

Suite 800

Bridgewater, New Jersey 08807

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866)  620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	The 2015 annual meeting of stockholders (the “Annual Meeting”) of Synchronoss Technologies, Inc. (the “Company”) was held on May 11, 2015.

(b)

The stockholders elected the Company’s nominees for directors, ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year 2015, approved the Company’s 2015 Equity Incentive Plan, and approved the advisory proposal on executive compensation. For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 7, 2015. Of the 43,159,996 shares of the Company’s common stock entitled to vote at the Annual Meeting, 40,147,830 shares, or approximately 93.0%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

A.	Election of Directors:

Director	Shares For	Shares Withheld

William J. Cadogan	35,484,532	1,228,444

Stephen G. Waldis	35,638,101	1,074,875

B.	Ratification of Appointment of Ernst & Young LLP:

Shares For:	39,973,136
Shares Against:	144,314
Shares Abstain:	30,380
Broker Non-Votes:	0

C.	Approval of the Company’s 2015 Equity Incentive Plan Compensation:

,094
Shares For:	25,094,919
Shares Against:	11,570,308
Shares Abstain:	47,749
Broker Non-Votes:	3,434,854

D.	Advisory Vote on Executive Compensation:

,094
Shares For:	36,329,040
Shares Against:	334,539
Shares Abstain:	49,397
Broker Non-Votes:	3,434,854

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ STEPHEN G. WALDIS
Name: Stephen G. Waldis
Title: Chief Executive Officer

Dated:  May 15, 2015